Exhibit 10.2

Execution Version

FIRST AMENDMENT

TO

SENIOR SECURED TERM LOAN AGREEMENT

AMONG

ALTA MESA HOLDINGS, LP,

AS BORROWER,

MORGAN STANLEY ENERGY CAPITAL INC.,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

Dated as of February 3, 2016

FIRST AMENDMENT TO SENIOR SECURED TERM LOAN AGREEMENT

This FIRST AMENDMENT TO SENIOR SECURED TERM LOAN AGREEMENT (this “Amendment”) dated as of February 3, 2016 is among Alta Mesa Holdings, LP, a Texas limited partnership (the “Borrower”), the Affiliates of the Borrower party hereto (the “Guarantors”), MORGAN STANLEY ENERGY CAPITAL INC., as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”), and each of the lenders party hereto (individually a “Lender” and collectively, the “Lenders”).

RECITALS

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Senior Secured Term Loan Agreement dated as of June 2, 2015 (the “Loan Agreement”) pursuant to which the Lenders have made certain Loans and other credit available to and on behalf of the Borrower.

B. The Borrower and the Administrative Agent and the Lenders party hereto agree to amend certain provisions of the Loan Agreement as set forth herein.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms; Other Provisions. As used in this Amendment, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Loan Agreement and used herein without definition shall have the meaning assigned to such term in the Loan Agreement, unless expressly provided to the contrary. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Amendment, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Amendment as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Amendment and shall not be used in the interpretation of any provision of this Amendment.

Section 2. Amendments to Loan Agreement.

(a) Section 1.01 (Certain Defined Terms) of the Loan Agreement is hereby amended by adding the following new defined terms to appear where alphabetically appropriate:

“Available Funds” means the aggregate of all funds held in deposit accounts owned by, or held for the benefit of, the Borrower or any Restricted Subsidiary (other than amounts on deposit in or credited to (i) the Cash Collateral Account, (ii) any escrow accounts and third party cash pledges or deposits made in the ordinary course of business, and (iii) the Controlled Account).

“Bayou City JDA” means the Joint Development Agreement between BCE-STACK Development LLC and Oklahoma Energy Acquisitions, LP in such form and substance substantially similar to the draft thereof provided to the Administrative Agent on January 6, 2016 or such other form and substance reasonably acceptable to the Administrative Agent.

“Common Equity Issuance Proceeds” means (a) with respect to any issuance of common Equity Interests of the Borrower, all cash proceeds received by the Borrower from such equity issuance (other than from any other Loan Party or Subsidiary thereof) after payment of, or provision for, all underwriter fees and expenses, SEC and blue sky fees, printing costs, fees and expenses of accountants, lawyers and other professional advisors, brokerage commissions and other out-of-pocket fees and expenses actually incurred in connection with such equity issuance, and (b) with respect to existing Equity Interests, cash contributions made to the Borrower from the holders of its Equity Interests on account of common equity.

“Control Agreement” means a blocked account control agreement among the Borrower, the First Lien Administrative Agent, the Administrative Agent, Wells Fargo Bank, N.A. as the depository bank, and, upon the incurrence of Third Lien Debt, an entity serving in the capacity as the “collateral trustee”, “collateral agent”, or “administrative agent”, or any similar role under the Third Lien Loan Documents, in such form reasonably acceptable to the parties thereto which agreement, among other things, restricts access to the covered account and the funds therein consistent with Section 6.25 below.

“Controlled Cash Collateral” means, as of any date of determination, the amount of readily and immediately available cash held in the Controlled Account and subject to the Control Agreement.

“Controlled Account” means a designated and blocked deposit account in the name of the Borrower with Wells Fargo Bank, N.A. as depositary bank, which is subject to the Control Agreement.

“First Amendment Effective Date” means February 3, 2016.

“Leverage Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) all Debt (other than obligations under Hedge Contracts) of the Borrower and its Restricted Subsidiaries as of such day minus Controlled Cash Collateral as of such day to (b) EBITDAX.

“Permitted Exchange/Payment of Senior Unsecured Notes” means (a) one or more exchanges of outstanding Senior Unsecured Notes solely for Third Lien Debt and the payment of interest accrued on the Senior Unsecured Notes tendered in such exchange through the settlement date of such exchange, and (b) one or more repurchases of Senior Unsecured Notes through the open market, privately negotiated transactions or a tender offer but effected solely with Permitted

Proceeds and the payment of interest accrued on the Senior Unsecured Notes repurchased through the settlement date of such repurchase; provided that, in each case under clause (a) and clause (b) above, each such transaction shall not constitute a Permitted Exchange/Payment of Senior Unsecured Notes unless each of the following conditions are satisfied as to such transaction: (i) the tendered or repurchased Senior Unsecured Notes must be retired concurrently with, or immediately after, such exchange or repurchase, (ii) the net Interest Expense for all obligations of the Borrower and its Subsidiaries for the 12-month period after the consummation of such transaction, after giving pro forma effect to such transaction, must be no greater than the net Interest Expense for all obligations of the Borrower and its Subsidiaries for such period had such transaction not occurred and, at least three Business Days prior to effecting such transaction the Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower certifying a calculation of such net Interest Expense before and after giving effect to such transaction in such detail acceptable to the Administrative Agent, (iii) the exchange rate or purchase price, as applicable, for such transaction shall be acceptable to the Administrative Agent, and (iv) no Default has occurred or is continuing at the time of such exchange or repurchase.

“Permitted Proceeds” means Common Equity Issuance Proceeds in an aggregate amount not in excess of $50,000,000.

“Third Lien Debt” means Additional Subordinated Debt that is secured by a third priority Lien as of the time of inception.

“Third Lien Loan Documents” means the agreements and instruments governing the Third Lien Debt, the promissory notes executed and delivered pursuant to such agreements and instruments, and each other agreement, instrument, or document executed by the Borrower or any other Loan Party or any of their Responsible Officers in connection with the Third Lien Debt.

(b) Section 1.01 (Certain Defined Terms) of the Loan Agreement is hereby amended by replacing the defined terms “Additional Subordinated Debt”, “Intercreditor Agreement”, “Loan Documents”, “Refinancing Debt”, “Restricted Payment”, “Triggering Event” and “Total Outstanding Secured Debt” in their entirety with the following corresponding terms:

“Additional Subordinated Debt” means any term (and not “revolving”) indebtedness of the Borrower for borrowed money, including any such Debt evidenced by bonds, debentures, notes or other similar instruments, or any redeemable preferred equity of the Borrower (but excluding the Second Lien Debt), in any event, issued after the Effective Date and only to the extent such Debt complies with all of the following requirements:

        (a) the agreements and instruments governing such Debt shall not contain (i) any affirmative or negative covenant (including financial covenants) that is materially more restrictive than those set forth in this

Agreement; provided that the inclusion of any covenant that is customary with respect to such type of Debt and that is not found in this Agreement shall not be deemed to be more restrictive for purposes of this clause (a)(i), (ii) any restriction on the ability of the Borrower or any of its Restricted Subsidiaries to amend, modify, restate or otherwise supplement this Agreement or the other Loan Documents except as provided in the Intercreditor Agreement, (iii) any restrictions on the ability of any Subsidiary of the Borrower to guarantee the Obligations (as such Obligations may be amended, supplemented, modified, or amended and restated but not increased), provided that a requirement that any such Subsidiary also guarantee such Debt shall not be deemed to be a violation of this clause (iii), (iv) any restrictions on the ability of any Subsidiary or the Borrower to pledge assets as collateral security for the Obligations (as such Obligations may be amended, supplemented, modified, or amended and restated but not increased except pursuant to the Incremental Term Loan Facility) other than, with respect to such Debt that is secured, any such restrictions which are otherwise satisfactory to the Administrative Agent and the Majority Lenders; provided that, in any event, (x) a requirement that such Debt be secured in compliance with clause (b) below shall not be deemed to be a violation of this clause (iv) and (y) a requirement that such Debt be secured by the same assets that serve as collateral security for the Obligations shall not be deemed to be a violation of this clause (iv), (v) any cap or restrictions on the ability of any Subsidiary or the Borrower to incur Debt under this Agreement or any other Loan Document, except as provided in an applicable intercreditor agreement; and (vi) a scheduled maturity date that is earlier than the later of (x) October 13, 2018 and (y) the date 180 days after the Maturity Date in effect at the time such Debt is incurred, or (vii) any amortization or other scheduled principal payments or, except as permitted by the Intercreditor Agreement, any mandatory principal payments, other than at the scheduled maturity thereof;

        (b) if such Debt is secured, the Liens securing such Debt covers the same assets which serve as collateral for the Obligations pursuant to the Loan Documents and are subordinated to the Liens securing the Obligations pursuant to an intercreditor agreement the terms of which are satisfactory to the Administrative Agent and the Majority Lenders;

        (c) if such Debt is preferred equity, such Debt shall not be secured and shall not, by its terms (or by the terms of any security or instrument into which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event, (i) mature (excluding any maturity as the result of an optional redemption by the Borrower) or be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, on or prior to the later of (x) October 13, 2018 and (y) the first anniversary of the Maturity Date in effect at the time such Debt is incurred, (ii) be convertible into or exchangeable or exercisable (unless at the sole option of the Borrower) for (A) debt securities or other Debt or (B) any Equity Interests with terms set forth in the immediately preceding clause (ii), in each case at any time on or prior to the first anniversary of the Maturity Date in effect at the time such Debt is incurred, or (iii) contain any repurchase or payment obligation which may come into effect prior to the first anniversary of the Maturity Date in effect at the time such Debt is incurred;

        (d) the incurrence of such Debt shall not result in an increase in the Borrower’s Interest Expense;

        (e) on the date of incurrence of such Debt, immediately before and after giving effect to such incurrence and any concurrent repayment of Debt with the proceeds thereof, the Borrower is in compliance, on a pro forma basis, with Sections 6.17, 6.18, 6.19 and 6.20 of this Agreement; and

        (f) no Default or Event of Default exists on the date of incurrence of such Debt or will occur immediately after, and as a result of, the issuance of such Debt.

“Intercreditor Agreement” means, as applicable, (a) until the incurrence of the Third Lien Debt, that certain Intercreditor Agreement dated as of the Effective Date among the Borrower, the Administrative Agent, and the First Lien Administrative Agent, and (b) from and after the incurrence of the Third Lien Debt, an intercreditor agreement applicable to the First Lien Secured Obligations, the Obligations and the Third Lien Debt which amends and restates that certain Intercreditor Agreement dated as of the Effective Date among the Borrower, the Administrative Agent, the First Lien Administrative Agent and an entity serving in the capacity as the “collateral trustee”, “collateral agent”, or “administrative agent”, or any similar role under the Third Lien Loan Documents, in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders, as the same may from time to time be amended, modified, supplemented or restated as permitted herein.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Documents, the Guaranties, the Security Instruments, the Intercreditor Agreement, the Fee Letters, the Control Agreement and each other agreement, instrument, or document executed by the Borrower or any of its Restricted Subsidiaries or any of their officers at any time in connection with this Agreement or any other Loan Document.

“Refinancing Debt” means Senior Unsecured Notes but only to the extent the proceeds thereof refinance (a) the Obligations (in whole and not in part, (b) the Third Lien Debt, (c) Existing Senior Unsecured Notes, or (d) Refinancing Debt which refinanced the Debt described in the foregoing clause (a), (b) or (c).

“Triggering Event” means (a) the Disposition of Oil and Gas Properties of the Borrower or any Restricted Subsidiary that have a positive value in the most recently delivered Engineering Report or in the Engineering Report evaluated for the then effective Borrowing Base or the Disposition of the Equity Interests issued by any Restricted Subsidiary that owns such Oil and Gas Properties and (b) the novation, assignment, unwinding, termination, or amendment of a hedge position or Hedge Contract considered by the Administrative Agent in determining the then effective Borrowing Base to the extent such hedge position or Hedge Contract is not immediately replaced by a new hedge position or new Hedge

Contract (or in the case of an amendment, an amended hedge position or amended Hedge Contract) which would result in an equal or greater value to the Borrowing Base (as determined by the Administrative Agent in its sole discretion).

“Total Outstanding Secured Debt” means, on any date of determination, the sum of (a) all First Lien Secured Obligations outstanding on such date plus (b) all Obligations outstanding on such date minus Controlled Cash Collateral as of such day.

(c) Section 2.09 (Fees) of the Credit Agreement is hereby amended by adding a new clause (d) to read as follows:

(d) Third Lien Debt Issuance Fee. Upon the issuance or incurrence by the Borrower of Third Lien Debt in an aggregate amount as set forth in the chart below, the Borrower agrees to pay to each Lender a fee equal to the corresponding percentage set forth in such chart multiplied by the amount of such Lender’s Loans outstanding on the First Amendment Effective Date, with each such fee (A) aggregated with all other fees previously paid under this clause (c), (B) payable in U.S. dollars in immediately available funds, (C) not refundable under any circumstances, (D) not subject to counterclaim, defense, setoff or otherwise affected, (E) deemed fully earned by such Lender upon the issuance or incurrence of such Third Lien Debt, and (F) due and payable contemporaneously with the issuance or incurrence of such Third Lien Debt.

Aggregate amount of Third Lien Debt Issued	Applicable Percentage
Less than $50,000,000	0.005%
Greater than or equal to $50,000,000 but less than $75,000,000	0.007%
Greater than or equal to $75,000,000 but less than $100,000,000	0.009%
Greater than or equal to $100,000,000	0.011%

(d) Section 4.17 (Liens; Titles, Leases, Etc.) of the Credit Agreement is hereby amended by replacing the parenthetical found therein with the following:

(other than this Agreement, the Security Instruments, the First Lien Loan Documents and the Third Lien Loan Documents)

(e) Article IV (Representations and Warranties) of the Loan Agreement is hereby amended by adding a new Section 4.22 to the end thereof:

Section 4.22 Draws From the Controlled Account. Each request for a withdrawal of funds from such Controlled Account made by the Borrower to the First Lien Administrative Agent shall be deemed to constitute a representation and warranty by the Borrower under this Section 4.22 that the Borrower is in compliance with Section 6.25 as to such withdrawal of funds.

(f) Section 5.06(p) (Notices Under Other Loan Agreements) of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

(p) Notices and Etc. Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement (including any First Lien Loan Document (including all certifications and computations delivered under the First Lien Credit Agreement in connection with the determination of the Borrowing Base or the First Lien Cap) and any Third Lien Loan Document) relating to Debt of the Borrower or its Restricted Subsidiaries in an aggregate principal amount in excess of $5,000,000, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.06;

(g) Section 5.08 (Agreement to Pledge) of the Credit Agreement is hereby amended in its entirety with the following:

Section 5.08 Agreement to Pledge. The Borrower shall, and shall cause each Restricted Subsidiary to, grant to the Administrative Agent an Acceptable Security Interest in any Property of the Borrower or any Restricted Subsidiary now owned or hereafter acquired promptly after receipt of a written request from the Administrative Agent; provided that (a) in no event shall the Administrative Agent be permitted to request or the Borrower be required to grant an Acceptable Security Interest in any Oil and Gas Properties that exceeds 90% (by value) (or such greater percentage if required under any First Lien Loan Document or any Third Lien Loan Document) of all of the Borrower’s and its Restricted Subsidiaries’ Proven Reserves and Oil and Gas Properties, and (b) the Borrower shall cause the Administrative Agent to, at all times and without any requirement of a written request from the Administrative Agent, have an Acceptable Security Interest in at least 90% (by value) (or such greater percentage if required under any First Lien Loan Document or any Third Lien Loan Document) of all of the Borrower’s and its Restricted Subsidiaries’ Proven Reserves and Oil and Gas Properties.

(h) Section 6.01 (Liens, Etc.) of the Credit Agreement is hereby amended by replacing clause (b) therein in its entirety with the following clause (b):

(b) Liens securing the (i) First Lien Secured Obligations to the extent the creation, incurrence, assumption or existence of such Liens is permitted under the Intercreditor Agreement and (ii) Third Lien Debt, so long as (A) the creation, incurrence, assumption or existence of such Liens is permitted under the Intercreditor Agreement, (B) before and after giving effect to the creation, incurrence, assumption or existence of any such Lien, the Borrower is in compliance with Section 6.26, and (C) such Third Lien Debt is permitted under Section 6.02 below;

(i) Section 6.02 (Debts, Guaranties, and Other Obligations) of the Credit Agreement is hereby amended by replacing clause (k) therein in its entirety with the following clause (k):

(k) Additional Subordinated Debt of the Borrower (other than Senior Unsecured Notes) and the guaranties given by Restricted Subsidiaries with respect thereto (other than guaranties of Additional Subordinated Debt in the form of preferred equity); provided that, 100% of the proceeds of such Additional Subordinated Debt are applied to effect a Permitted Exchange/Payment of Senior Unsecured Notes;

(j) Section 6.03 (Agreements Restricting Liens and Distributions) of the Credit Agreement is hereby amended by replacing the parenthetical found therein with the following:

(other than this Agreement and the Security Instruments, the First Lien Loan Documents, the Third Lien Loan Documents and the Senior Unsecured Notes)

(k) Section 6.04 (Merger or Consolidation; Asset Sales; Hedge Terminations) of the Credit Agreement is hereby amended by replacing clause (b)(iv) therein in its entirety with the following:

(iv) if no Event of Default then exists or would result therefrom, (A) the Disposition of Property which does not constitute Proven Reserves and does not constitute Collateral or is not otherwise required under this Agreement to be Collateral or (B) the Disposition of Oil and Gas Properties which do not constitute Proven Reserves and are Disposed of pursuant to the Bayou City JDA under which such applicable third party is obligated to provide the necessary fundings to drill, complete or equip wells pertaining to such Oil and Gas Properties (it being understood and agreed that the Administrative Agent may, pursuant to Section 8.10(b) below, provide lien releases applicable to such Oil and Gas Properties in advance of actual Disposition thereof under the Bayou City JDA);

(l) Section 6.17 (Current Ratio) of the Credit Agreement is hereby amended by replacing it in its entirety with the following:

Section 6.17 Current Ratio. The Borrower shall not permit the ratio of, as of the last day of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending June 30, 2015, the Borrower’s and its consolidated Restricted Subsidiaries’ (it being understood that no amounts of the Unrestricted Subsidiaries of the Borrower shall be taken into account in calculating this ratio) (a) consolidated current assets to (b) consolidated current liabilities, to be less than 1.00 to 1.00. For purposes of this calculation (i) “current assets” shall include, as of the date of calculation, Availability under the First Lien Credit Agreement (but only to the extent the Borrower is able to borrow under the First Lien Credit Agreement and be pro forma compliant with its financial covenants) but shall exclude any asset representing a valuation account arising from the application of SFAS 133 or 143, and (ii) “current liabilities” shall exclude, as of the date of calculation, the current portion of long–term Debt existing under this Agreement, the First Lien Credit Agreement or any Third Lien Loan Document, and any liabilities representing a valuation account arising from the application of SFAS 133 and 143.

(m) Section 6.18 (Leverage Ratio) of the Loan Agreement is hereby amended by replacing it in its entirety with the following:

Section 6.18 Leverage Ratio. The Borrower shall not permit Leverage Ratio to exceed (a) 4.50 to 1.00 as of the end of each fiscal quarter ending December 31, 2015 and March 31, 2016, (b) 5.00 to 1.00 as of the end of each fiscal quarter ending June 30, 2016 and September 30, 2016 and (c) 4.50 to 1.00 as of the end of each fiscal quarter ending on or after December 31, 2016.

(n) Section 6.21 ([Reserved]) of the Loan Agreement is hereby amended by replacing it in its entirety with the following:

Section 6.21 Additional Subordinated Debt. The Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to (a) make any payments on account of principal (whether by redemption, purchase, retirement, defeasance, set-off or otherwise), interest, premiums and fees in respect of any Senior Unsecured Notes or any other Additional Subordinated Debt prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination term applicable thereto, except that, as to Senior Unsecured Notes, the Borrower may effect the Permitted Exchange/Payment of Senior Unsecured Notes or (b) amend, supplement or otherwise modify the terms of the Third Lien Debt if such amendment, supplement or modification would violate the Intercreditor Agreement.

(o) Article VI (Negative Covenants) of the Loan Agreement is hereby amended by adding a new Section 6.25 to the end thereof:

Section 6.25 Controlled Account; Withdrawals; Sweeps.

        (a) The Borrower shall not request that any Advances (as defined in the First Lien Credit Agreement) be made under the First Lien Credit Agreement on or after the First Amendment Effective Date or accept the proceeds of any such Advance unless the proceeds of such Advances are deposited into the Controlled Account; provided that from the First Amendment Effective Date until the date the Control Agreement is entered into and subject to the other terms and conditions set forth herein, the Borrower may request that Advances (as defined in the First Lien Credit Agreement) in an amount not to exceed $15,000,000 in the aggregate be made hereunder and the Borrower may accept the proceeds of such Advances (as defined in the First Lien Credit Agreement). The Borrower shall not request that the First Lien Administrative Agent direct a withdrawal from the Controlled Account unless (i) on and as of each date on which any funds are withdrawn from the Controlled Account (A) all representations and warranties contained above in Article IV and all representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such withdrawal and to the application of such funds, as though made on and as of such date (except in the case of representations and warranties which are made solely as of an earlier date or time, which representations and warranties shall be true and correct in all material respects as of such earlier date or time, except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); (B) no Default has occurred and is continuing or would result from the application of such funds; (C) for the avoidance of doubt, such funds will be used only to the extent the proceeds of any Advance could be used under this Agreement and the First Lien Credit Agreement; and (D) Borrower would be in pro forma compliance with Section 6.17 and Section 6.18 as of the most recent fiscal quarter end for which financial statements have been delivered to the Administrative Agent after giving effect to such withdrawal of funds and Borrower would be in pro forma compliance with Section 6.20 as of the most recent Asset Coverage Date after giving effect to such withdrawal of funds; (ii) the Borrower has delivered to the First Lien Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower certifying that the Borrower would be in compliance under Section 6.25 of the First Lien Credit Agreement and (iii) the amount of each withdrawal from the Controlled Account is not less than $5,000,000.

        (b) On the 1st day and the 15th day of each calendar month, if Available Funds in accounts held by, or for the benefit of, the Borrower or any Restricted Subsidiary, exceeds $25,000,000 (excluding any outstanding checks and electronic funds transfers) then on each immediately following Business Day the Borrower shall, or shall cause its Restricted Subsidiaries to, transfer funds from such accounts to the Controlled Account in the amount of such excess.

(p) Article VI (Negative Covenants) of the Loan Agreement is hereby amended by adding a new Section 6.26 to the end thereof:

        Section 6.26 Additional Liens. No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, grant a Lien on any Property to secure any Debt under the Third Lien Loan Documents or any Additional Subordinated Debt without first (a) giving fifteen days’ prior written notice to the Administrative Agent thereof and (b) granting to the Administrative Agent to secure the Obligations an Acceptable Security Interest in the same Property pursuant to Security Instruments in form and substance satisfactory to the

Administrative Agent. In connection therewith, each Loan Party shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as may reasonably be requested by the Administrative Agent.

(q) Section 7.01 (Events of Default) of the Loan Agreement is hereby amended by replacing clauses (l), (m) and (o) therein in their entirety with the following:

(l) Control Account. Any of the provisions of the Control Agreement shall, for any reason cease to be valid, binding and enforceable in accordance with its terms or the Controlled Account or any funds therein are subject to any Lien or other rights of a Person other than (i) the Lien in favor of the First Lien Administrative Agent and the Administrative Agent, (ii) the Lien permitted under Section 6.01(b), (iii) in favor of the depository bank in accordance with the terms of the Control Agreement, and (ii) the rights of the Borrower to the funds held therein subject to the restrictions in Section 6.25 and the terms thereof;

(m) Third Lien Loan Documents. Any “event of default”, however denominated, under any Third Lien Loan Document shall have occurred;

(o) Intercreditor Agreement. The Intercreditor Agreement shall, for any reason, except to the extent permitted by the terms thereof, cease to be valid and binding or otherwise cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against any Loan Party or any holder of any Debt under the First Lien Loan Documents, any other First Lien Secured Obligations, or any Third Lien Debt, as applicable, or shall be repudiated in writing by any such Person.

(r) Exhibit B – Compliance Certificate attached to the Credit Agreement is hereby replaced in its entirety with Exhibit B – Compliance Certificate attached hereto.

2.1 Amendments to Loan Documents to Correct References. The following provisions of the Loan Documents incorrectly reference either “Morgan Stanley Energy Capital Inc.” (“MSECI”) (as a Lender) or “Morgan Stanley Capital Group Inc.” (“MSCGI”) (as Administrative Agent), as applicable.

Loan Document Provision	Incorrect Reference	Intended Reference
Agreement - Section 2.09(a)	MSECI	MSCGI
Agreement - Section 2.09(b)	MSECI	MSCGI
Agreement - Schedule II	MSECI	MSCGI
Agreement - Exhibit F	MSCGI	MSECI

Agreement - Exhibit G	MSCGI	MSECI
Agreement - Exhibit M-1	MSCGI	MSECI
Agreement - Exhibit M-2	MSCGI	MSECI
Agreement - Exhibit M-3	MSCGI	MSECI
Agreement - Exhibit M-4	MSCGI	MSECI
Note	MSECI	MSCGI

With respect to each provision listed above, it was the intent of the parties to the Loan Documents to refer to the entity listed under the heading “Intended Reference”. The Borrower, the Administrative Agent and the Lenders hereby agree that (i) each reference to “MSECI” referenced above as an “Incorrect Reference” is hereby deleted and replaced with “Morgan Stanley Capital Group Inc.” and (ii) each reference to “MSCGI” referenced above as an “Incorrect Reference” is hereby deleted and replaced with “Morgan Stanley Energy Capital Inc.

Section 3. Representations and Warranties. Each of the Guarantors and the Borrower hereby represents and warrants that: (a) after giving effect to this Amendment, the representations and warranties contained in the Loan Agreement, as amended hereby, and the representations and warranties contained in the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) on and as of the First Amendment Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) as of such earlier date; (b) no Default has occurred which is continuing; (c) the execution, delivery and performance of this Amendment are within the corporate, limited liability company, or partnership power and authority of such Person and have been duly authorized by appropriate corporate and governing action and proceedings; (d) this Amendment constitutes the legal, valid, and binding obligation of such Person enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Borrower’s and the Guarantors’ obligations under the Loan Documents

Section 4. Conditions to Effectiveness. This Amendment shall become effective on the First Amendment Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent (or their waiver in accordance with Section 9.01 of the Loan Agreement):

(a) the Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Amendment, duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors and the requisite Lenders;

(b) the Administrative Agent shall have received copy of the Agreement and Amendment No. 13 to the First Lien Credit Agreement (“First Lien Amendment”) which, among other things, amends the corresponding provisions therein as those of the Loan Agreement amended pursuant to this Amendment, in form and substance reasonably satisfactory to the Administrative Agent;

(c) the Administrative Agent shall have received copies, certified as of the date of this Amendment by a Responsible Officer of the Borrower of the resolutions of the board of directors of the General Partner, as general partner of the Borrower, approving this Amendment, the First Lien Amendment and the Control Agreement and the execution and delivery of each such agreement by the Borrower; and

(d) the Borrower shall have paid (i) all reasonable fees and expenses of the Administrative Agent’s outside legal counsel and other consultants pursuant to all invoices presented for payment prior to the First Amendment Effective Date, (ii) all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Loan Agreement and (iii) to the Administrative Agent, an amendment fee for the account of each Lender party to this Amendment equal to 0.40% times the amount of such Lender’s Loans outstanding on the date hereof, with such amendment fee (A) payable in U.S. dollars in immediately available funds, (B) not refundable under any circumstances, (C) not subject to counterclaim, defense, setoff or otherwise affected, (D) deemed fully earned by such Lender once it becomes party to this Amendment, and (E) due and payable on the First Amendment Effective Date.

(e) the Administrative Agent shall have received such other documents as the Administrative Agent or outside legal counsel to the Administrative Agent may reasonably request.

Section 5. Acknowledgments and Agreements.

(a) The Borrower and each Guarantor acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms and the Borrower and each Guarantor hereby waives any defense, offset, counterclaim or recoupment with respect thereto.

(b) The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Amendment shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the

Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(c) Each of the parties hereto hereby adopt, ratify, and confirm the Loan Agreement, as amended hereby, and acknowledges and agrees that the Loan Agreement, as amended hereby, is and remains in full force and effect, and the Borrower and the Guarantors acknowledge and agree that their respective liabilities and obligations under the Loan Agreement, as amended hereby, the Security Agreement, and the Guaranties, are not impaired in any respect by this Amendment.

(d) From and after the First Amendment Effective Date, all references to the Loan Agreement and the Loan Documents shall mean such Loan Agreement and such Loan Documents as amended by this Amendment.

(e) This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment shall be a Default or Event of Default, as applicable, under the Loan Agreement.

Section 6. Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its respective Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Guaranteed Obligations (as defined in the Guaranties), as such Guaranteed Obligations may have been amended by this Amendment, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by such Guarantor under its respective Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Loan Agreement, the Notes or any of the other Loan Documents.

Section 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Amendment may be executed by facsimile signature or other similar electronic means and all such signatures shall be effective as originals.

Section 8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Loan Agreement.

Section 9. Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

Section 10. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11. Entire Agreement. This Amendment, the Loan Agreement, as amended by this Amendment, the Notes, and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures Begin Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

BORROWER:	ALTA MESA HOLDINGS, LP

	By:	Alta Mesa Holdings GP, LLC, its general partner

	By:	/s/ Michael McCabe
Michael McCabe
Chief Financial Officer

GUARANTORS:	ALABAMA ENERGY RESOURCES LLC AMH ENERGY NEW MEXICO, LLC AM IDAHO LLC AM MICHIGAN LLC TEA ENERGY SERVICES LLC

	Each By:	/s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer and Secretary

ALTA MESA ENERGY LLC

ALTA MESA FINANCE SERVICES CORP.

ALTA MESA HOLDINGS GP, LLC

ALTA MESA GP, LLC

ARI DEVELOPMENT, LLC

ALTA MESA ACQUISITION SUB, LLC

CAIRN ENERGY USA, LLC

LOUISIANA ONSHORE PROPERTIES LLC

PETRO OPERATING COMPANY

            HOLDINGS, INC.

THE MERIDIAN PRODUCTION, LLC

THE MERIDIAN RESOURCE, LLC

THE MERIDIAN RESOURCE &

            EXPLORATION LLC

TMR DRILLING, LLC

VIRGINIA OIL AND GAS, LLC

	Each by:	/s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer

Alta Mesa First Amendment

Signature Page

ALTA MESA RESOURCES, LP

By:	Alta Mesa Resources GP, LLC, its sole general partner

By:	/s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer

ALTA MESA SERVICES, LP
ARANSAS RESOURCES, LP
BUCKEYE PRODUCTION COMPANY, LP
GALVESTON BAY RESOURCES, LP
LOUISIANA EXPLORATION &
ACQUISITIONS, LP
NAVASOTA RESOURCES, LTD., LLP
NUECES RESOURCES, LP
OKLAHOMA ENERGY ACQUISITIONS, LP
PETRO ACQUISITIONS, LP
PETRO OPERATING COMPANY, LP
TEXAS ENERGY ACQUISITIONS, LP

Each by: Alta Mesa GP, LLC, its sole general partner

	By:	/s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer

GALVESTON BAY RESOURCES HOLDINGS, LP

By:	Galveston Bay Resources Holdings GP, LLC its sole general partner

	By:	/s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer

PETRO ACQUISITIONS HOLDINGS, LP

By:	Petro Acquisitions Holdings GP, LLC, its sole general partner

	By:	/s/ Michael A. McCabe
Michael A. McCabe
Chief Financial Officer

Alta Mesa First Amendment

Signature Page

ADMINISTRATIVE AGENT:	MORGAN STANLEY ENERGY CAPITAL INC., as Administrative Agent

	By:	/s/ Martin Mitchell
Martin Mitchell
Authorized Signatory

LENDER:	MORGAN STANLEY CAPITAL GROUP INC., as a Lender

	By:	/s/ Peter Sherk
Peter Sherk
Co-Chairman, Co-President

Alta Mesa First Amendment

Signature Page